Exhibit 99.1

NEWS RELEASE May 20, 2016

Contacts: Jay Brown, CFO
Son Nguyen, VP - Corporate Finance
FOR IMMEDIATE RELEASE	Crown Castle International Corp.
713-570-3050

CROWN CASTLE DECLARES QUARTERLY COMMON STOCK DIVIDEND

May 20, 2016 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE: CCI) (“Crown Castle”) announced today that its Board of Directors has declared a quarterly cash dividend of $0.885 per common share. The quarterly dividend will be payable on June 30, 2016 to common stockholders of record at the close of business on June 17, 2016. Future dividends are subject to the approval of the Company’s Board of Directors.

ABOUT CROWN CASTLE

Crown Castle provides wireless carriers with the infrastructure they need to keep people connected and businesses running. With approximately 40,000 towers and 16,500 miles of fiber supporting small cells, Crown Castle is the nation’s largest provider of shared wireless infrastructure with a significant presence in the top 100 US markets. For more information on Crown Castle, please visit www.crowncastle.com.

The Foundation for a Wireless World.

CrownCastle.com